EXHIBIT 15(d)(i)

                           THE SEVEN SEAS SERIES FUND

                         SHAREHOLDER SERVICING AGREEMENT


                  AGREEMENT dated as of July 17, 1995, by and between The Seven Seas Series Fund (the "Trust"), a Massachusetts business trust, having its principal place of business at 909 A Street, Tacoma, Washington 98402, and State Street Brokerage Services, Inc. (the "Agent"), a Massachusetts corporation and wholly owned subsidiary of State Street Bank and Trust Company, having its principal place of business at Two International Place, Boston, MA 02110. The Agent wishes to act as the agent of its broker-dealer customers (the "Customers") in performing certain administrative functions in connection with purchases and redemptions of shares of beneficial interest of certain series of the Trust described in Section 1 hereof ("Shares") from time to time upon the order and for the account of Customers, and to provide related services to its Customers in connection with their investments in the Trust. It is in the interest of the Trust to make the services of the Agent available to Customers who are or may become shareholders of the Trust.

                  In consideration of the foregoing recitals and the mutual covenants herein contained, the Trust and the Agent hereby agree as follows:

                  1. Appointment. The Agent hereby agrees to perform the services set forth below for Customers. Each series of the Trust for which the Agent acts as a servicing agent pursuant to this Agreement is hereinafter referred to as a "Fund." The Agent's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Trust may enter into other shareholder servicing agreements, with other financial institutions. As used in this Agreement, "Shares" shall mean: (i) with respect to a Fund whose shares have no class designation, all shares of beneficial interest in that Fund, and (ii) with respect to a Fund whose shares do have class designations, the Class A shares of that Fund.

                  2. Services to be Performed. The Agent shall be responsible for performing shareholder account servicing functions, which shall include without limitation:

                            (a) assisting in processing Customer purchase and
redemption requests;

                            (b) answering Customer inquiries regarding account
status and history, the manner in which purchase and redemptions of the Shares may be effected, and certain other matters pertaining to the Trust;

                            (c) assisting Customers in designating and changing
dividend options, account designations and addresses;

                            (d) providing necessary personnel and facilities to
establish and maintain certain shareholder accounts and records, as requested from time to time by the Trust;

                            (e) arranging for the wiring of funds;

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                            (f) transmitting and receiving funds in connection
with Customer orders to purchase or redeem Shares;

                            (g) verifying and guaranteeing Customer signatures
in connection with redemption orders, transfers among and changes in Customer-designated accounts;

                            (h) providing periodic statements showing a
Customer's account balances and, to the extent practicable, integration of such information with other client transactions otherwise effected with or through the Agent;

                            (i) furnishing (either separately or on an
integrated basis with other reports sent to a Customer by the Agent) monthly and annual statements and confirmations of all purchases and redemptions of Shares in a Customer's account;

                            (j) aggregating and processing Customer purchase and
redemption requests for Shares and placing net purchase and redemption orders with the Trust's transfer agent (currently State Street Bank and Trust Company ("SSB"), including any designee of SSB, "Transfer Agent") in the manner described in Section 4 hereof;

                            (k) providing complete subaccounting services and
maintaining complete subaccounting records regarding Shares beneficially owned by Customers;

                           (l)      processing dividend payments;

                            (m) transmitting proxy statements, annual and
semi-annual reports, prospectuses and other communications from the Trust to Customers;

                            (n) receiving, tabulating and transmitting to the
Trust proxies executed by Customers with respect to annual and special meetings of shareholders of the Trust;

                            (o) preparing and filing U.S. Treasury Department
Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities; and

                            (p) providing such other related services as the
Trust or a Customer may reasonably request.

The Agent shall provide all personnel, facilities and equipment necessary in order for it to perform the functions described in this paragraph with respect to its Customers. The Agent shall exercise reasonable care in performing all such services and shall be liable for any failure to exercise such reasonable care.

                  3.       Fees.
                           ----

                            (a) Fees from the Trust. In consideration for the
services described in Section 2 hereof, the Trust shall pay the Agent a fee in the amount of .175 of 1% of the average daily value of all shares of the Trust owned by Customers. All fees shall be paid monthly in arrears.

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                            (b) Fees from Customers. It is agreed that the Agent
may impose certain conditions on Customers, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by the Agent as Agent (which fees may either relate specifically to the Agent's services with respect to the Trust or generally cover services not limited to those with respect to the Trust). The Agent shall bill Customers directly for such fees. In the event the Agent charges Customers such fees, it shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by it from the Trust pursuant to Section 3(a) of this Agreement. It is understood, however, that in no event shall the Agent have recourse or access to the account of any shareholder of the Trust except to the extent expressly authorized: (i) by law;
(ii) by the Trust; or (iii) by such shareholder for payment of any direct fees referred to in this Section 3(b).

                  4.       Purchase and Redemption Orders.
                           -------------------------------

                            (a) Agent will open with Transfer Agent a minimum of
two omnibus accounts per Fund: capital gains and dividend distributions payable with respect to Shares held in one account shall be paid in cash, and capital gains and dividend distributions payable with respect to Shares held in another account shall be paid in additional Shares of the Fund. Transfer Agent shall designate account numbers for each account.

                            (b) For each business day on which any Customer
places with Agent a purchase or redemption order for Shares of a Fund, Agent shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to Transfer Agent, by facsimile or, where feasible, by direct or indirect systems access, an aggregate purchase order and an aggregate redemption order for each omnibus account. To be effective on the date received, all orders must:

                                    (i) be received by Transfer Agent prior to
 4:00 p.m. Eastern time; and

                                    (ii)in the case of a purchase order, federal
funds in the amount of the purchase order must be received by Transfer Agent prior to 4:00 p.m. Eastern time. Funds should be wired to National Financial Services Corporation at ABA #021-000-128, Attention: The Seven Seas Series Fund, State Street Brokerage Services, Inc.

                                     For Funds with daily dividends, purchase
orders which are accepted prior to 12:00 noon Eastern time will earn the dividend declared on the date of purchase; and (2) at or after 12:00 noon Eastern time will earn the dividend determined on the next business day.

                             (c) Prior to 6 p.m. Eastern time each business day,
Agent shall receive from Transfer Agent the net asset value per share of each Share of each Fund for that business day.

                             (d) In the case of a redemption order, federal
funds in the amount of the redemption order shall be wired by 4:00 p.m. Eastern time on the settlement date to the Agent at National Financial Services Corporation ("NFSC") ABA #021-000-128, attention: Seven Seas Series Fund, State Street Brokerage Services, Inc. Each party shall bear the cost of any wire transfer that it sends.

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                             (e) In the event adjustments are required to
correct any error in the computation of the net asset value or public offering price of Fund Shares, the Trust shall notify Agent prior to making any adjustments and describe the need for such adjustments (including the date of the error, the incorrect price and the correct price). In such case, an appropriate adjustment shall be made to the relevant omnibus account(s) and Agent shall make corresponding adjustments to the accounts of its Customers.

                             (f) The Trust may cease offering Shares at any
time, and in its sole discretion may refuse any purchase order. Further, the Trust shall not be required to accept orders for redemption of Shares of a Fund under this Section 4 if the Trust has suspended redemptions with respect to such Fund in accordance with Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

                             (g) For the purposes of this Agreement, "business
day" shall mean:

                                     (i) with respect to a Fund that maintains a
net asset value of $1.00 per share, each day that the Boston Federal Reserve Bank and the New York Stock Exchange are open for business; and

                                     (ii) with respect to all other Funds, each
day that the New York Stock Exchange is open for business.

                  5.       Dividends and Capital Gains Distributions.
                           ------------------------------------------

                             (a) As to each Fund, as soon as practicable after
the announcement of a distribution, Agent shall be notified of the ex-date, record date, payable date, distribution rate per Share, record date Share balances and cash and reinvestment payment amounts.

                             (b) On the payable date, the Trust shall wire the
cash distribution from the appropriate Fund to Agent at NFSC, ABA #021-000-128
Attention: Seven Seas Series Fund, State Street Brokerage Services, Inc.

                             (c) For each Fund that pays daily dividends, the
Trust shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts. Such information shall be provided by facsimile to (617) 654-6055.

                             (d) For annual tax reporting purposes, the Trust
shall inform Agent of the portion of distributions that include any of the following: foreign source income, tax exempt income by state of origin, or return of capital.

                  6.       Preparation and Distribution of Written Materials.
                           -------------------------------------------------

                             (a) The Trust shall provide Agent with a master
copy of each Fund's Prospectus and Statement of Additional Information ("SAI") offering Shares. As soon as practicable following the filing under the Securities Act of 1933, as amended, of an amendment to the Trust's Registration Statement or a definitive Prospectus or SAI of any Fund or a supplement to the Prospectus or SAI of any Fund, the Trust shall provide a master copy of the Prospectus and



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SAI of each Fund affected by the amendment or a copy of such supplement.
Agent shall not be responsible for the preparing or filing with any governmental authority any Registration Statement, Prospectus, SAI or Supplement for the Trust or any Fund. However, upon request by the Trust or any of the Trust's service providers, Agent shall timely provide information necessary for the Trust or any of the Trust's service providers to: (i) prepare and file any of the written materials mentioned in this Section 6 or (ii) otherwise comply with applicable law regarding the Trust.

                             (b) Agent shall be responsible for preparing a
"wrapper" for the Prospectus of each Fund, which shall inform the Customer regarding the manner in which Shares may be purchased and redeemed and any additional information necessary to inform Customers of the services being provided by Agent and the fees received by Agent therefor. Agent also shall be responsible for preparing any additional advertising materials that Agent wishes to distribute to Customers. Agent shall not effect a purchase of Shares for any Customer unless and until the Customer has received a copy of the relevant Prospectus (including any supplement) and wrapper. Agent shall not distribute to any Customer or other person any wrapper or other literature advertising the purchase of Shares until the Agent has provided a copy of such advertisement to the Trust's administrator (currently, Frank Russell Investment Management Company ("FRIMCo")) and received written authorization from FRIMCo to distribute the advertisement. Agent shall not be responsible for filing wrappers and other advertising literature with the NASD. Agent shall be responsible for and bear the cost of reproducing Prospectuses, SAIs, supplements, wrappers and all advertising materials for Customers and potential Customers.

                             (c) Agent shall timely provide copies of the
following materials to Customers: proxy statements, annual reports and semi-annual reports. At no expense to Agent, the Trust shall provide Agent with as many copies of such materials as Agent may reasonably request. Such materials shall be sent to Agent at the following address: State Street Brokerage Services, Inc., Two International Place, 35th Floor, Boston, MA 02110 Attention:
Nicholas Bonn.

                  7. Compliance with Blue Sky Laws. Agent will only place purchase orders for Shares of a Fund on behalf of Customers whose addresses recorded on Agent's books are in jurisdictions in which the Trust has notified Agent in writing that the Shares of the Fund are registered or qualified for sale under applicable law. Agent shall immediately cease offering Shares of a Fund in any jurisdiction where the Trust notifies Agent in writing that the Fund's registration or qualification has terminated or if the Trust otherwise wishes Agent to cease offering Shares of such Fund in such jurisdiction. Agent shall furnish the Trust or its designee with monthly written statements of the number of Shares of each Fund purchased on behalf of Customers resident in each jurisdiction.

                  8. Capacity and Authority to Act. The Agent and its officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares to Customers or prospective Customers, excepting only accurate communication of factual information contained in the then-current Prospectus and SAI offering Shares of the relevant Fund or such other communications as may be expressly authorized by the Trust. In performing its services under this Agreement, the Agent shall act as agent for the Customer and shall have no authority to act as agent for the Trust. Upon request by the Trust, the Agent shall provide the Trust with copies of any materials which are generally circulated by the Agent to its Customers or prospective Customers. The Agent and its officers and employees shall be available during



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normal business hours to consult with the Trust and the Trust's other service providers concerning the performance of the Agent's responsibilities under this Agreement.

                  9. Use of the Trust's Name. The Agent shall not use the name of the Trust (other than for internal use in connection with performing its duties under this agreement) in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name or the name of any Fund in connection with communications permitted by Section 8 hereof or for any use of the Trust's name or the name of any Fund which merely refers accurately to the Agent's role hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority' provided, further, that in no event shall such approval be unreasonably withheld or delayed.

                  10. Use of the Agent's Name. The Trust shall not use the name of the Agent in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Agent prior thereto in writing; provided, however, that the approval of the Agent shall not be required for any use of its name which merely refers accurately to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

                  11. Security. The Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. From time to time and upon request, Agent shall permit the Trust or its designees to make a reasonable inspection of Agent's security systems and procedures.

                  12. Compliance with Laws; Etc. The Agent shall comply with all applicable federal and state laws and regulations, including securities laws. The Agent represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Agent. The Agent furthermore undertakes that it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

                  13. Reports. To the extent requested by the Trust from time to time, the Agent agrees that it will provide the Trust with a written report of the amounts expended by the Agent pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

                  14.      Record Keeping; Reporting.
                           -------------------------

                             (a) Section 31(a), Etc. The Agent shall maintain
records in a form acceptable to the Trust and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including, but not limited to, the record-keeping requirements of Section 31(a) of the 1940 Act and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available, at the Trust's request, for inspection and use by the Trust representatives of the Trust and governmental authorities. Agent shall permit the Trust and the Trust's other service providers reasonable access to such information when necessary for the Trust or any such person to comply with applicable law. In such case, the Trust shall cause such information to remain confidential and shall not permit such information to be used by any party or disclosed to any additional party except with Agent's written consent or as required by applicable law or judicial process. The Agent agrees that, for so long as it retains any records of the Trust, it will meet all reporting requirements pursuant to the 1940 Act with respect to such records. The record-keeping obligations imposed in this Section 14(a) shall survive the termination of this Agreement.

                             (b) Reporting of Payments. From time to time, and
upon reasonable notice from the Trust, the Agent shall provide the Trust a written accounting of all payments that the Agent receives under this Agreement.

                             (c) Transfer of Customer Data. In the event this
Agreement is terminated or a successor to the Agent is appointed, the Agent shall, at the expense of the Trust, transfer to such designee as the Trust may direct a certified list of the shareholders of the Trust serviced by the Agent (with name, address and tax identification or Social Security number), a complete record of the account of each such shareholder and the status thereof, and all other relevant books, records, correspondence and other data established or maintained by the Agent under this Agreement. In the event this Agreement is terminated, the Agent will use its best efforts to cooperate in the orderly transfer of such duties and responsibilities, including assistance in the establishment of books, records and other data by the successor.

                  15. Force Majeure. The Agent shall not be liable or responsible for delays or errors by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

                  16.      Indemnity.
                           ---------

                             (a) Indemnification of the Trust. The Agent shall
indemnify and hold the Trust harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by the Trust and resulting from any Claim brought against the Trust and resulting from (i) the bad faith or negligence of the Agent, its officers, employees or agents, or (ii) any breach of its obligations under this Agreement or applicable law by the Agent, its officers, employees or agents, or (iii) any false or misleading statement contained in any communication by the Agent to any Customer or prospective Customer not prepared by or expressly authorized by the Trust for use of the Agent.

                             In any case in which the Agent may be asked to
indemnify or hold the Trust harmless, the Agent shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify the Agent promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Agent. The Agent shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that the Agent elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Agent and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with the prior written consent of the agent, the Trust shall not confess any Claim or make any compromise in any case in which the Agent will be asked to indemnify the Trust.

                             (b) Indemnification of the Agent. The Trust shall
indemnify, defend and hold Agent, its officers and directors, employees, any persons who may be deemed to be a controlling person of any of them, free and harmless from and against any and all losses, claims, damages, liability and expenses (including the cost of investigating or defending such losses, claims, demands or liabilities and any court costs and attorney's fees in connection therewith), whether joint or several, to which any such person may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach of any representation, warranty or covenants made by the Trust in this Agreement, or (ii) any failure by the Trust to perform its obligations under this Agreement, or (iii) any untrue statement, or alleged untrue statement of a material fact including, without limitation, any such statement or omission made in the Trust's Registration Statement or any Fund's Prospectus or SAI, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or any Prospectus, or necessary to make the statements in any thereof not misleading; provided, however, that the Trust's agreement to indemnify such persons shall not be deemed to cover any losses, claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Prospectus or SAI in reliance upon and in conformity with information furnished to the Trust, or FRIMCo by Agent specifically for use in the preparation thereof.

                             In any case in which the Trust may be asked to
indemnify or hold the Agent harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and the Agent shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of indemnification hereunder. In the event that the Trust elects to defend against such claim the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Agent. The Agent may retain additional counsel at its expense. Except with the prior written consent of the Trust, the Agent shall not confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent.

                             (c) Survival of Indemnities. The indemnities
granted by the parties in this Section 16 shall survive the termination of this Agreement.

                  17. Insurance. The Agent shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder. Upon request, Agent shall produce certificates of coverage satisfactory to the Trust demonstrating compliance with this Section 17.

                  18. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth in the preamble of this Agreement or at such other address as such party may have designated by written notice to the other.

                  19. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

                  20. Termination. This Agreement may be terminated by either party, without the payment of any penalty, by the Trust at any time upon not more than 60 days' nor less than 30 days' notice, by a vote of a majority of the Board of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of any Plan of Distribution pursuant to Rule 12b-1 to which this Agreement is related (a "Plan"), this Agreement or any other agreement related to any such Plan (the "Qualified Trustees"), or (as to a particular Fund) by the affirmative vote of the holders of a majority of the outstanding Shares (as defined in the 1940 Act) of the Fund. The Agent may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Trust. Notwithstanding anything herein to the contrary, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. Upon termination hereof, the Trust shall pay such compensation as may be due the Agent as of the date of such termination. Upon and following termination the parties shall take such steps as may be necessary or expedient for the parties and the Trust to comply with applicable law.

                  21. Changes; Amendments. This Agreement may be changed or amended only by written instrument signed by both parties.

                  22. Limitation of Liability. The First Amended and Restated Master Trust Agreement, dated October 13, 1993 (the "Master Trust Agreement"), as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The Seven Seas Series

Fund means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that any and all obligations of the Trust hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

                  23. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  24. Continuation. Unless sooner terminated pursuant to Section 20 hereof, this Agreement shall continue in effect with respect to each Fund subsequent to the initial terms specified herein for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust, and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

TRUST:                                     AGENT:
  The Seven Seas Series Fund               State Street Brokerage Services, Inc.


By: /s/ Lynn L. Anderson                  By: /s/ Chris Hynes
    ---------------------------           -------------------------
    Lynn L. Anderson                      Its: President
    President                                  --------------------

                             AMENDMENT NO. 1 TO THE

                         SHAREHOLDER SERVICING AGREEMENT
                         -------------------------------


         AGREEMENT made by and between The Seven Seas Series Fund (the "Trust") and State Street Brokerage Services, Inc. (the "Agent").

         WHEREAS, the Trust and the Agent are parties to a Shareholder Servicing Agreement (the "Agreement") dated July 17, 1995, pursuant to which Agent shall serve as shareholder servicing agent for shareholders of Trust that are customers of State Street Brokerage Services;

         WHEREAS, the Trust and Agent desire to amend the Agreement to remove the fee of 17.5 basis points payable by the Trust to the Agent for servicing shares of The Seven Seas Series S&P 500 Index Fund (the "Fund"). There would be no fee payable for servicing shares of the Fund, said amendment to be retroactive to July 17, 1995.

         NOW THEREFORE, in consideration of the premises and covenants contained herein, the Trust and the Agent hereby amend Section 3(a) of the Agreement to read in its entirety as follows:

                  3.       Fees.
                           ----

                           (a) Fees from the Trust. In consideration for the
                  services described in Section 2 hereof, the Trust shall pay the Agent a fee in the amount of .175 of 1% of the average daily value of all shares of the Trust owned by Customers. Said fee is not applicable to shares of The Seven Seas Series S&P 500 Index Fund, for which no fee shall be paid. All fees shall be paid monthly in arrears.

Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument o be executed in its name and behalf by its duly authorized representative as of the 23rd day of January, 1996.

THE SEVEN SEAS SERIES FUND


By:      /s/ Lynn L. Anderson
         ------------------------------------
         Lynn L. Anderson, President and
           Fund Treasurer

STATE STREET BANK AND TRUST COMPANY


By:      /s/Timothy B. Harbert
         ------------------------------------

Its:     Senior Vice President
         ------------------------------------

                             AMENDMENT NO. 2 TO THE

                         SHAREHOLDER SERVICING AGREEMENT
                         -------------------------------


         AGREEMENT made by and between The Seven Seas Series Fund (the "Trust") and State Street Brokerage Services, Inc. (the "Agent").

         WHEREAS, the Trust and the Agent are parties to a Shareholder Servicing Agreement (the "Agreement") dated July 17, 1995, as amended, pursuant to which Agent shall serve as shareholder servicing agent for shareholders of Trust that are customers of Agent;

         WHEREAS, the Trust and Agent desire to amend the Agreement to provide for purchase and redemption requests received prior to 4:00 p.m. and transmitted to the Transfer Agent by 9:00 a.m. on the next succeeding business day to receive the request date's dividend as opposed to the transmittal date's dividend;

         WHEREAS, the Trust and Agent desire further to amend the Agreement so that Funds which have daily dividends but which are priced only once a day will receive dividends in accordance with the Fund's prospectus;

         WHEREAS, the Trust and Agent desire to amend the indemnification language in the Agreement;

         NOW THEREFORE, in consideration of the premises and covenants contained herein, the Trust and the Agent hereby amend certain subsections of Section 4 and Section 15(b) of the Agreement to read as follows:

1. Delete Section 4(b) of the Agreement in its entirety and insert the following Section 4(b):

                           (b)      For each business day on which any Customer
places with Agent a purchase or redemption order for Shares of a Fund, Agent shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to Transfer Agent, by facsimile or, where feasible, by direct or indirect systems access, an aggregate purchase order and an aggregate redemption order for each omnibus account. To be effective on the date received, all orders must:

                                     (i) be received by Agent prior to 4:00 p.m.
Eastern time and transmitted to Transfer Agent prior to 9:00 a.m. Eastern time on the next succeeding business day; and

                                     (ii) in the case of a purchase order,
federal funds in the amount of the purchase order must be received by Transfer Agent prior to 4:00 p.m. Eastern time on the next succeeding business day. Funds should be wired to National Financial Services Corporation ("NFSC") ABA #021-000-129, Attention: The Seven Seas Series Fund, State Street Brokerage Services, Inc.

2. Delete Section 4(d) of the Agreement in its entirety and insert the following Section 4(d):

                            (d) In the case of a redemption order, federal funds
in the amount of the redemption order shall be wired by 4:00 p.m. Eastern time on the next succeeding business day to National Financial Services Corporation at ABA #021-000-128, attention: Seven Seas Series Fund, State Street Brokerage Services, Inc. Each party shall bear the cost of any wire transfer that it sends.

3. Delete the first paragraph of Section 16(a) of the Agreement in its entirety and insert the following:

                            (a) Indemnification of the Trust. The Agent shall
indemnify and hold the Trust, its officers and Trustees and any person who may be deemed a controlling person of any of them, harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by the Trust and resulting from any Claim brought against the Trust and resulting from (i) the bad faith or negligence of the Agent, its officers, employees or agents, or (ii) any breach of its obligations under this Agreement or applicable law by the Agent, its officers, employees or agents, or (iii) any false or misleading statement contained in any communication by the Agent to any Customer or prospective Customer not prepared by or expressly authorized by the Trust for use of the Agent.

4. Delete the first paragraph of Section 16(b) of the Agreement in its entirety and insert the following:

                            (b) Indemnification of the Agent. The Trust shall
indemnify and hold the Agent, its officers and directors, employees, and any persons who may be deemed to be a controlling person of any of them, harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by the Agent and resulting from any Claim brought against the Agent and resulting from (i) the bad faith or negligence of the Trust, its officers, employees or agents, or (ii) any breach of its obligations under this Agreement or applicable law by the Trust, its officers, employees or agents, or (iii) any untrue statement, or alleged untrue statement of a material fact including, without limitation, any such statement or omission made in the Trust's Registration Statement or any Fund's Prospectus or SAI, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or any Prospectus, or necessary to make the statements in any thereof not misleading; provided, however, that the Trust's agreement to indemnify such persons shall not be deemed to cover any losses, claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Prospectus or SAI in reliance upon and in conformity with information furnished to the Trust, or FRIMCo, by Agent specifically for use in the preparation thereof.

Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 3rd day of April, 1996.

THE SEVEN SEAS SERIES FUND



By:      /s/ J. David Griswold
         -----------------------------------
         J. David Griswold
         Vice President and Secretary


STATE STREET BROKERAGE SERVICES, Inc.



By:      /s/ Nicholas Bonn
         -----------------------------------
         Senior Vice President